14 September 2021

The Board of Directors

Hammer Fiber Optics Holdings Corp

401 East 34th Street
Suite #N27J

New York, NY 10016

Erik B. Levitt

401 East 34th Street
Suite #N27J

New York, NY 10016

To the Board of Directors of Hammer Fiber Optics Holdings Corp:

In the interest of the shareholders of Hammer Fiber Optics Holdings Corp I hereby tender my resignation as the Chief Executive Officer of Hammer Fiber Optics Holdings Corp. This resignation does not constitute a waiver of any of my rights under my Employment Agreement. Pursuant to the request of the Board of Directors I will continue to act on behalf of the company as an Executive Director of the Company and the Principal Financial Officer as well as the Managing Member and CEO of 1stPoint Communications, LLC and the Managing Member and CEO of Endstream Communications, LLC.

This letter is issued in order to facilitate plans of the Board of Directors to further its objectives in financial services as well as the plans of the telecommunications businesses which are contained herein by reference.

It has been a pleasure to work with the Board of Directors and other managers of Hammer Fiber Optics Holdings Corp and I look forward to the success of Hammer's future plans.

Erik B. Levitt

Principal Financial Officer

Hammer Fiber Optics Holdings Corp

CEO & Managing Member - 1stPoint Communications, LLC, Endstream Communications, LLC